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                                                                     Exhibit 4.1



                                UNUM CORPORATION

                          1998 GOALS STOCK OPTION PLAN


SECTION 1.  Purpose.
            --------

The purpose of the UNUM Corporation 1998 Goals Stock Option Plan (the "Plan") is to promote the interests of the Corporation and its stockholders by motivating all eligible employees of the Corporation and its subsidiaries to strive to attain the 1998 Goals.


SECTION 2.  Definitions.
            ------------

"1998 Goals" shall mean the long-term goals of the Corporation attached as an exhibit to the Plan.

"Administrator" shall mean the Chief Executive Officer of the Corporation.

"Affiliate" shall mean any corporation or other entity which is not a Subsidiary but as to which the Corporation possesses a direct or indirect ownership interest and has representation on its board of directors or any similar governing body.

"Board" shall mean the board of directors of the Corporation.

"Common Stock" or "Stock" shall mean the common stock, $.10 par value, of the Corporation.

"Corporation" shall mean UNUM Corporation.

"Employee" shall mean any employee of the Employer who at the time of the granting of an Option is eligible for any annual incentive or profit-sharing plan of the Employer and is not a Vice President or more senior officer of the Corporation or subject to the reporting requirements under Section 16 of the Exchange Act.

"Employer" shall mean the Corporation and any Subsidiary or Affiliate.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

"Fair Market Value" shall mean the average of the highest and lowest sales prices reported for consolidated trading of the Stock on the New York Stock Exchange on the date in question, or, if the Stock shall not have been traded on such date, the average of such highest and lowest sales prices on the first day prior thereto on which the Stock was so traded.

"Fiscal Year" shall mean the fiscal year of the Corporation.

"Option" shall mean an Option granted under Section 5 hereof.

"Participant" shall mean an Employee who receives a grant of Options under the Plan.

"Subsidiary" shall mean any business entity in which the Corporation possesses directly or indirectly fifty percent (50%) or more of the total combined voting power



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SECTION 3.  Administration.
            ---------------

The Administrator shall have full power to interpret and administer the Plan and full authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as he or she shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Option issued under the Plan (and any agreements relating thereto); to direct employees of the Corporation and its subsidiaries or other advisors to prepare such materials or perform such analysis as he or she deems necessary or appropriate; and otherwise to supervise the administration of the Plan.

Any interpretation and administration of the Plan by the Administrator, and all his or her actions, shall be final, binding and conclusive on the Corporation, its stockholders, Subsidiaries, Affiliates, Participants, their respective legal representatives, successors and assigns and upon all persons claiming under or through any of them. The Administrator shall not incur any liability for any action taken or omitted, or any determination made, in good faith, in connection with the Plan.


SECTION 4.  Maximum Amount Available for Options.
            -------------------------------------

Subject to adjustment as provided in Section 7(i), the maximum number of shares of Stock in respect of which Options may be made under the Plan shall be a total of 3,000,000 shares of Common Stock. Shares of Common Stock may be made available from the authorized but unissued shares of the Corporation or from shares reacquired by the Corporation, including shares purchased in the open market. In the event that (i) an Option expires or is cancelled unexercised as to any shares of Common Stock covered thereby, or (ii) any Option in respect of shares is forfeited for any reason under the Plan, such shares shall thereafter be again available for award pursuant to the Plan.

SECTION 5.  Stock Options.
            --------------

(a) GRANT. On January 3, 1995 each Employee shall receive an automatic grant of an Option to purchase 300 shares of the Common Stock. Thereafter, Employees who are hired during 1995, 1996 and 1997 will receive an automatic grant of an Option to purchase 300, 200 and 100 shares of the Common Stock, respectively, on the last working date of the calendar year in which they are hired.

(b) OPTION PRICE. The Option Price for any Option shall be the greater of 100% of the Fair Market Value of the Common Stock on the date of grant or 100% of the Fair Market Value of the Common Stock on January 3, 1995.

(c)      Exercise.
         ---------

         (1) All Options granted under the Plan shall become exercisable nine years from the date of grant, or on such earlier date as the Administrator may determine in the event that the Corporation has, in the opinion of the Administrator, attained the 1998 Goals. No Option may be exercised more than ten years after the date of grant, at which time each Option shall expire. The Administrator may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as he or she may deem necessary or advisable.

         (2) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the Option Price for all shares subject to the Option therefor is received by the Corporation. Such payment may be made in cash, or its equivalent, or, subject to such rules and guidelines as the Administrator may establish, by exchanging shares of Common Stock owned by the Participant

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                  (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Corporation, valued as of the date of such tender, is at least equal to such Option Price.

(d)      Termination of Employment.
         --------------------------

         (1) A Participant shall forfeit all Options granted under the Plan if he or she ceases to be an Employee or ceases to be eligible for any annual incentive or profit-sharing plan of the Employer for any reason before such Options have become exercisable.

         (2) If a Participant is terminated for cause, he or she shall forfeit all Options granted under the Plan as of the date of termination.

         (3) If a Participant ceases to be an Employee for any reason other than termination for cause after the Options granted under the Plan have become exercisable, the Participant may exercise such Options:

                  (a) at any time until expiration of the Options if termination of employment is due to permanent disability of the Participant;

                  (b) until the earlier of expiration of the Options or three years after the date of termination, if termination is due to retirement or death of the Participant; or

                  (c) until the earlier of expiration of the Options or three months after the date of termination if termination is for any other reason.


SECTION 6.  Change of Control.
            ------------------

Notwithstanding anything to the contrary contained herein, and notwithstanding any contrary waiting period or installment period in any agreement relating to an Option or in the Plan, each outstanding Option shall become exercisable in full for the aggregate number of shares covered thereby in the event of a Change in Control (as hereinafter defined).

For purposes of this Plan, a Change in Control shall be deemed to have occurred upon the first to occur of the following events:

                  (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Corporation or any corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 40% of the number of the Corporation's then outstanding securities;

                  (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in Subsection 6(i),
                           (iii) or (iv) of this Section 6) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at

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                           the beginning of the period or whose election or
                           nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

            (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) more than 60% of the number of outstanding securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or

             (iv) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets.


SECTION 7.  General Provisions.
            -------------------

(a) "CASHLESS EXERCISE." The Participant shall be entitled to elect to pay all or a portion of the exercise price for options granted under this Plan and any withholding taxes in connection with such exercise by having the shares of Common Stock to be issued by the Corporation pursuant to such exercise sold by a broker-dealer under circumstances meeting the requirements of 12 C.F.R. Section 220.

(b) NONTRANSFERABILITY. No Option shall be assignable or transferable, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant, except by will or the laws of descent and distribution.

(c) NO RIGHT TO EMPLOYMENT. The grant of an Option shall not be construed as giving a Participant the right to be retained in the employ of the Employer. Further, the Employer expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into with respect to an Option.

(d) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Option, no Participant or transferee of an Option shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she has become the holder thereof.

(e) CONSTRUCTION OF THE PLAN. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware.

(f) EFFECTIVE DATE. The Plan shall become effective on January 3, 1995 (the "Effective Date"). No Options may be granted under the Plan after December 31, 1997.

(g) AMENDMENT OF PLAN. The Administrator may amend, suspend or terminate the Plan or any portion thereof at any time provided that no modification or termination of the Plan shall, without the Participant's consent, alter or impair any of his or her rights or obligations under any Option theretofore granted to him or her under the Plan.

(h) AMENDMENT OF OPTION. The Administrator may amend, modify or terminate any outstanding Option with the Participant's consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including without limitation, (i) to change the date or dates as of which an Option becomes exercisable; or (ii) to cancel and reissue an Option under such different terms and conditions as it determines appropriate.

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(i)      ADJUSTMENTS AND ASSUMPTION. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Corporation, the Administrator shall make such adjustments as it deems appropriate in the number and kind of shares authorized by the Plan, in the number and kind of shares covered by the Options granted, and in the purchase price of outstanding Options. In the event of any merger, consolidation or other reorganization in which the Corporation is not the surviving or continuing corporation, all Options granted hereunder and outstanding on the date of such event shall be assumed by the surviving or continuing corporation with appropriate adjustment as to the number and kind of shares and purchase price of the shares.



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